Exhibit 23

Apex Silver Mines Limited

Annual Report on Form 10-K

for the

Year Ended December 31, 2002

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-76181) and Form S-3 (No. 333-33642) and in the Registration Statements on Form S-8 (No. 333-53185) and Form S-8 (No. 333-88562) of Apex Silver Mines Limited of our report dated March 27, 2003 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado

March 27, 2003